UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                              WASHINGTON, DC 20549

                                    FORM 8-K

                                 CURRENT REPORT
                     Pursuant to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934

Date of report (Date of earliest event reported):   September 15, 2007
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                                   Cosi, Inc.
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             (Exact Name of Registrant as Specified in Its Charter)

          Delaware                  000-50052                  06-1393745
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(State or Other Jurisdiction       (Commission                (IRS Employer
      of Incorporation)            File Number)             Identification No.)

1751 Lake Cook Road, 6th Floor; Deerfield, Illinois              60015
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(Address of Principal Executive Offices)                       (Zip Code)

Registrant's telephone number, including area code:   (847) 597-8800
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          (Former Name or Former Address, if Changed Since Last Report)

      Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

      |_| Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

      |_| Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

      |_| Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

      |_| Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

      On September 15, 2007, Cosi, Inc. (the "Company") appointed Mr. James F. Hyatt, 51, as its Chief Executive Officer and President and as a member of its Board of Directors, effective immediately.

      Before joining the Company, Mr. Hyatt was Executive Vice President & Global Chief Operations Officer of Burger King Corporation from August 2005 until joining the Company. From 2002 until his appointment to Global Chief Operations Officer, his increasing responsibilities with Burger King included Senior Vice President, Operations Services and Programs; Senior Vice President, U.S. Franchise Operations, and Executive Vice President, U.S. Franchise Operations. Mr. Hyatt was recruited to join Burger King's corporate operations in 2002 after establishing himself as a multi-unit franchisee and being elected by Burger King franchisees to lead various committees and initiatives for the benefit of its system-wide franchise association. Between 1979 and 1995, prior to his becoming a franchisee, Mr. Hyatt had senior operating responsibility at Burger King Corporation and then at Hardees for increasingly larger territories, including approximately 500 company and franchised Burger King stores in the Gulf States and approximately 1,400 Hardees stores in its Southeast Division.

      The Company entered into an employment agreement with Mr. Hyatt on September 15, 2007 (the "Employment Agreement"), pursuant to which Mr. Hyatt will be paid an annual base salary of $600,000 and Mr. Hyatt will be eligible to receive an annual performance bonus of up to 100% of his annual base salary, based upon the attainment of performance goals established by the Compensation Committee of the Board of Directors in consultation with Mr. Hyatt. A copy of the Employment Agreement is attached hereto as Exhibit 10.1.

      In connection with his appointment, Mr. Hyatt received an initial grant of 275,000 shares of the Company's common stock ("Common Stock") pursuant to the Cosi, Inc. 2005 Omnibus Long-Term Incentive Plan (the "Omnibus Plan"), 20% of which vested immediately on the date of the award and 20% of which will vest annually on the anniversary of the award date in each of 2008, 2009, 2010, and 2011, provided that he is continuously employed by the Company from and after the award date and through each such anniversary date. He also received a sign-on grant of 200,000 shares of Common Stock pursuant to the Omnibus Plan, 50% of which will vest on the first anniversary of the date of the grant and 50% of which will vest on the second anniversary of the grant date, provided that he is continuously employed by the company from and after the grant date and through such anniversary date. Mr. Hyatt will also be eligible to receive annual grants of up to 100,000 shares of Common Stock for each of fiscal year 2008, 2009, 2010, and 2011 ("Additional Restricted Stock") based upon the attainment of performance goals established annually by the Compensation Committee in consultation with Mr. Hyatt. Each grant of Additional Restricted Stock would be granted pursuant to the Omnibus Plan and would vest 20% immediately on the date of grant and 20% annually on the anniversary of the grant date over the next four years, provided that Mr. Hyatt is continuously employed by the Company from and after the grant date and through each such anniversary date. All shares of Common Stock become fully vested upon the earlier of a "Change in Control" (as defined in the Employment Agreement), Mr. Hyatt's death or total disability or the occurrence of the termination events described below.

      Mr. Hyatt will be entitled to health benefits (at the Company's expense) and life and long-term disability insurance in amounts standard for all of the Company's executives. In addition, Mr. Hyatt may participate in the Company's 401(k) retirement plan.

      The initial term of Mr. Hyatt's employment pursuant to the Employment Agreement is five years, subject to automatic renewal for additional successive three year renewal terms unless the Company provides Mr. Hyatt with at least thirty days written notice of non-renewal.

      Mr. Hyatt's employment may be terminated by either party at any time for any reason. However, in the event Mr. Hyatt's employment is terminated by the Company other than for "Cause" (as defined in the Employment Agreement) or by Mr. Hyatt for "Good Reason" (as defined in the Employment Agreement), or if the term of the Employment Agreement is not renewed by the Company, the Company will pay Mr. Hyatt his base salary (i) if such termination occurs prior to the first anniversary of the effective date of the Employment Agreement, twenty-four (24) months, or (ii) if such termination occurs on or after the first anniversary of the effective date of the Employment Agreement, twelve (12) months, and other benefits, including, without limitation, vesting of all shares of stock granted to Mr. Hyatt prior to such termination date.

        Neither Mr. Hyatt nor any member of his immediate family is a party, directly or indirectly, to any transaction required to be reported pursuant to
Item 404(a) of Regulation S-K.

      Mr. Hyatt succeeds Interim Chief Executive Officer and President, Robert Merritt, who will continue to serve as a member of the Company's Board of Directors.

      A copy of the Company's press release announcing Mr. Hyatt's appointment is attached hereto as Exhibit 99.1.

Item 9.01 (d). Exhibits.

      10.1 Employment Agreement dated as of September 15, 2007 by and between Cosi, Inc. and James F. Hyatt.

      99.1      Press Release of Cosi, Inc., dated September 18, 2007.

                                    Signature

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                   COSI, Inc.


Date: September 18, 2007

                                            /s/ William E. Koziel
                                         ---------------------------------------
                                         Name:  William E. Koziel
                                         Title: Chief Financial Officer

                                  EXHIBIT INDEX

                                                                 Paper (P) or
   Exhibit No.                    Description                   Electronic (E)
  ------------   --------------------------------------------   --------------
      10.1       Employment Agreement dated as of September           E
                 15, 2007 by and between Cosi, Inc. and
                 James F. Hyatt.

      99.1       Press Release of Cosi, Inc., dated September         E
                 18, 2007.